UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2007
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No Change
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On February 9, 2007, Howard L. Lance, Chairman, President and Chief Executive Officer of Harris Corporation (“Harris” or the “Company”), adopted a written pre-arranged plan to sell shares of Harris stock. The plan was established as part of Mr. Lance’s long-term strategy for asset diversification and financial, estate and tax planning activities. Mr. Lance’s plan was established in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy.
     The plan provides for the potential sale of up to 130,000 shares of Harris stock at predetermined times beginning in March 2007 and ending no later than June 2007, subject to specified limitations and minimum price thresholds. A portion of the shares expected to be sold will be acquired upon the exercise of employee stock options. Mr. Lance’s ownership interest in Harris is considerably in excess of the Company’s stock ownership guidelines. The transactions under the plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission.
     Rule 10b5-1 permits individuals to establish pre-arranged stock trading plans when they are not in possession of material non-public information, and allows such pre-arranged trades to be made pursuant to the plan regardless of any subsequent material non-public information that an individual may receive. Using these plans, individuals can prudently and gradually diversify their investment portfolios over time.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Scott T. Mikuen
	Name:	Scott T. Mikuen
	Title:	Vice President, Associate General Counsel and Corporate Secretary

Date: February 14, 2007

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